UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2003

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19801 SW 72nd Avenue, Suite 250, Tualatin, Oregon		97062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (503) 885-9699

Item 5. Other Events and Regulation FD Disclosure.

On August 13, 2003, Digimarc Corporation (“Digimarc”) issued a press release announcing that Florida Governor Jeb Bush and the state Cabinet of Florida approved on August 12, 2003 a five-year contract with Digimarc that will lead to a new type of driver license for Floridians. The contract approved on August 12, 2003 follows the State of Florida Department of Highway Safety and Motor Vehicles July 2002 notice of intent to award a new digital driver license issuance system contract to Digimarc.

The new license (and identification card) will include enhanced security features to discourage identity theft and the counterfeiting of licenses and IDs.

The licenses/IDs will be produced on state-of-the-art equipment that will speed issuances, reduce “down-time,” and enhance the ability of driver license offices to safeguard sensitive information and maintain strict control over their inventory. To keep up with rapid changes in technology, the contract also provides for updating technology with new hardware and software when the contract comes up for renewal after five years.

The contract approved on August 12, 2003 is the culmination of a process that began in the summer of 2001. The State of Florida Department of Highway Safety and Motor Vehicles held a series of focus groups that included stakeholders such as banks, retailers, credit card companies, law enforcement agencies, the statewide prosecutor, and others concerned about the growing problems of identity theft and driver license fraud. The result was a new state-of-the-art license that includes three distinct layers of enhanced security.

With the August 12, 2003 approval of the contract, the State of Florida Department of Highway Safety and Motor Vehicles expects to begin converting its offices to the new licensing system by next spring. Meanwhile, the current licensing system will continue in use.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Tualatin, Oregon, is a leading supplier of digital watermarking and secure personal identification technologies and solutions used in a wide range of security, identification and digital media content applications.

Digimarc provides more than 60 million personal identification documents and driver licenses per year for 33 U.S. states and more than 24 countries. Digimarc’s digital watermarking technology provides a persistent digital identity to all media content and enhances the security of financial documents, identity documents and digital images.

Digimarc has an extensive intellectual property portfolio, with 113 issued U.S. patents with more than 2,000 claims, and more than 350 pending patent applications in digital watermarking, personal identification and related technologies. The company is headquartered in Tualatin, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; San Francisco, California; and the Washington DC area; and European offices in London and Vienna. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in the text above, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the nature and term of Digimarc’s contract with the State of Florida Department of Highway Safety and Motor Vehicles, statements regarding the nature of the driver license to be issued by the State of Florida Department of Highway Safety and Motor Vehicles and other statements of management’s opinion.  These statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about various risk factors impacting Digimarc’s forward-looking statements is set forth in filings by Digimarc with the Securities and Exchange Commission, including without limitation Digimarc’s most recent quarterly report on Form 10-Q under Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Overview”, “Critical Accounting Policies and Estimates”, “Liquidity and Capital Resources”, “Risks Related to Our Business” and “Risks Related to Our Markets” and under Part I, Item 4 thereof (“Controls and Procedures”). Digimarc is not obligated to (and expressly disclaims any obligation to) revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this filing, whether they arise as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION

Dated: August 15, 2003	By:	/s/ E.K. Ranjit
E.K. Ranjit, Chief Financial Officer